EXHIBIT 99

Piper Jaffray Companies
800 Nicollet Mall, Minneapolis, MN 55402-7020
Since 1895. Member SIPC and NYSE.

C O N T A C T

Investor Relations            Media Relations
Jennifer A. Olson-Goude            Rob Litt
Piper Jaffray            Piper Jaffray
Tel: 612 303-6277 Tel: 612 303-8266

F O R I M M E D I A T E R E L E A S E

Piper Jaffray Announces Accelerated Repurchase of $100 Million of Common Stock

MINNEAPOLIS. – August 17, 2006 – Piper Jaffray Companies (NYSE: PJC) today announced that it has entered into an accelerated share repurchase (ASR) agreement with Goldman, Sachs & Co. to repurchase $100 million of Piper Jaffray Companies common stock on an accelerated basis. The ASR is part of a previously announced repurchase program authorized by the Piper Jaffray Companies board of directors to repurchase up to $180 million of common shares over a period commencing with the closing of the company’s sale of its Private Client Services branch network to UBS Financial Services Inc. and ending on December 31, 2007. The branch network sale closed on August 11, 2006.

Under the ASR agreement, Piper Jaffray will repurchase a number of shares to be determined based on the volume weighted average share price of Piper Jaffray Companies common stock during a specified period of time, subject to certain provisions that establish a minimum and maximum number of shares that may be repurchased by Piper Jaffray. The minimum number of shares Piper Jaffray will repurchase under the ASR agreement will be determined by dividing $100 million by 110% of the volume weighted average share price of the common stock over a period of up to approximately one month following execution of the ASR agreement, and the maximum number of shares Piper Jaffray will repurchase under the ASR agreement will be determined by dividing $100 million by 91.5% of the volume weighted average share price over the same time period. Goldman Sachs will deliver the minimum number of shares to Piper Jaffray within this time period, and Piper Jaffray understands that Goldman Sachs will borrow the minimum number of shares to be delivered. Over a period that is expected to be approximately one to four months following this minimum share delivery, Goldman Sachs is expected to purchase sufficient shares in the open market to return to lenders. At the end of the one- to four-month period, Piper Jaffray may receive additional shares from Goldman Sachs depending on the volume weighted average price of the shares during that period, and subject to the maximum share delivery provisions of the ASR agreement.

Piper Jaffray will prepay the $100 million to Goldman Sachs on August 21, 2006. Thereafter, Piper Jaffray has no other obligations under the ASR agreement to pay additional amounts or deliver shares to Goldman Sachs in connection with the ASR.

Shares repurchased under the ASR agreement will be held in treasury and may be reissued for various corporate purposes.

About Piper Jaffray

Piper Jaffray Companies (NYSE: PJC) is a leading middle-market investment bank and institutional securities firm, serving the needs of clients since 1895.  Piper Jaffray & Co., the firm’s principal operating subsidiary, provides a comprehensive set of products and services, including equity and public finance underwriting; mergers and acquisitions; equity and debt capital markets; high-yield and structured products; institutional equity, tax-exempt and taxable sales and trading; and equity and high-yield research.  The firm’s equity business is focused on seven sectors of the economy:  alternative energy, business services, consumer, financial institutions, health care, industrial growth and technology.  The firm’s public finance business is principally focused on five sectors of the tax-exempt market:  state and local governments, real estate and housing, health care, education and hospitality.  With headquarters in Minneapolis, Piper Jaffray has approximately 1,000 employees in 19 states across the United States and in London.  For more information about Piper Jaffray, visit us online at http://www.piperjaffray.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements cover, among other things, the future prospects of Piper Jaffray Companies. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including the following: (1) the ASR transaction may not be carried out on the anticipated terms and may not have the anticipated effect with respect to a reduction in the outstanding common shares of Piper Jaffray Companies; (2) developments in market and economic conditions have in the past adversely affected, and may in the future adversely affect, our business and profitability, (3) developments in specific sectors of the economy have in the past adversely affected, and may in the future adversely affect, our business and profitability, (4) we may not be able to compete successfully with other companies in the financial services industry who are often larger and better capitalized than we are, (5) we have experienced significant pricing pressure in areas of our business, which may impair our revenues and profitability, (6) our ability to attract, develop and retain highly skilled and productive employees is critical to the success of our business, (7) our underwriting and market-making activities may place our capital at risk, (8) an inability to readily divest or transfer trading positions may result in financial losses to our business, (9) use of derivative instruments as part of our risk management techniques may place our capital at risk, while our risk management techniques themselves may not fully mitigate our market risk exposure, (10) an inability to access capital readily or on terms favorable to us could impair our ability to fund operations and could jeopardize our financial condition, (11) we may make strategic acquisitions of businesses, engage in joint ventures or divest or exit existing businesses, which could cause us to incur unforeseen expense and have disruptive effects on our business but may not yield the benefits we expect, (12) our technology systems, including outsourced systems, are critical components of our operations, and failure of those systems or other aspects of our operations infrastructure may disrupt our business, cause financial loss and constrain our growth, (13) our business is subject to extensive regulation that limits our business activities, and a significant regulatory action against our company may have a material adverse financial effect or cause significant reputational harm to our company, (14) regulatory capital requirements may limit our ability to expand or maintain present levels of our business or impair our ability to meet our financial obligations, (15) our exposure to legal liability is significant, and could lead to substantial damages, (16) the business operations that we conduct outside of the United States subject us to unique risks, (17) we may suffer losses if our reputation is harmed, (18) our stock price may fluctuate as a result of several factors, including but not limited to changes in our revenues and operating results, (19) provisions in our certificate of incorporation and bylaws and of Delaware law may prevent or delay an acquisition of our company, which could decrease the market value of our common stock, and (20) other factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2005, and updated in our subsequent reports filed with the SEC. These reports are available at our Web site at www.piperjaffray.com and at the SEC Web site at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Since 1895. Member SIPC and NYSE.
© 2006 Piper Jaffray & Co., 800 Nicollet Mall, Suite 800, Minneapolis, Minnesota 55402-7020

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